__________, 2001

Radiant Energy Corporation
40 Center Drive
Orchard Park
New York, NY 14127

Attention:	Mr. Bruce R. Nobles President & Chief Executive Officer

Dear Sirs:

                                    Re: Rights Offering – Solicting Dealer Agreement

                   The undersigned, Giordano DellaCamera Securities LLC (“GD Securities”), understands that Radiant Energy Corporation (the “Corporation”) proposes to issue to registered holders of its Common Shares of record at the close of business on _________, 2001 Rights to subscribe for Debentures in an aggregate principal amount of US$9,351,100. The Debentures will be convertible into Common Shares at a conversion price of US$0.87 per share, subject to adjustment in certain events. The Rights Offering, the Rights and the Debentures are described in the Registration Statement and Prospectus hereinafter referred to.

                   The Corporation wishes to appoint GD Securities as a co-manager in respect of the Rights Offering.

                   The terms and conditions of the appointment of GD Securities as co-manager of the Rights Offering are as follows.

1.                 Interpretation

1.1               Definitions. In this Agreement, in addition to the terms defined above, the following terms shall have the following meanings:

“Act” means the Securities Act of 1933, as amended.

“Affiliate” has the meaning ascribed thereto in the Act.

“Agreement” means the agreement resulting from the acceptance hereof by the Corporation.

“Applicable Securities Laws” means all applicable Federal and state securities and respective regulations made thereunder and other laws rules, notices and policies.

“Brant” means Brant Securities Limited, a co-manager in respect of the Rights Offering.

“Business Day”means a day which is not a Saturday, Sunday or a statutory or civic holiday in the City of Toronto, Ontario or New York, New York.

“CDNX” means The Canadian Venture Exchange.

“Closing” has the meaning ascribed thereto in subsection 3.1.

“Closing Date” means __________, 2001 or such other date as the parties hereto may agree.

“Commission” means the Securities and Exchange Commission.

“Common Share” means a common share in the capital of the Corporation.

“Compensation Shares” means the Common Shares issuable upon exercise of the Compensation Warrants.

“Compensation Warrants” has the meaning ascribed thereto in Section 3.3.

“Corporation's Auditors” means Ernst & Young LLP.

“Corporation's Counsel” means Wildeboer Rand Thomson Apps & Dellelce LLP or such other legal counsel as the Corporation may appoint. [Add US Counsel]

“Debentures” means the Series B 8% Redeemable Convertible Debentures to be issued under the Trust Indenture.

“Debenture Shares” means the Common Shares issuable upon the exercise of the Debentures.

“Disclosure Documents” means the Registration Statement and the Prospectus, and any amendments or supplements thereto.

“Documents” means this Agreement, the Trust Indenture, the Debentures, the Compensation Warrants and the Subscription Agency Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiry Date” means _________, 2001.

“GD Securities' Counsel” means Finn Dixon & Herling LLP, or such other legal counsel as GD Securities may appoint.

“Indemnified Parties” has the meaning ascribed thereto in Section 8.1.

“Intellectual Property” has the meaning ascribed thereto in Section 7.1(28).

“Management Fee” has the meaning ascribed thereto in Section 3.1.

“Managing Dealers” means, collectively, GD Securities and Brant, the co-managing dealers in respect of the Rights Offering.

“Preliminary Prospectus” means the preliminary prospectus __________, 2001, relating to the Rights Offering which was filed with the Commission.

“Prospectus” means the prospectus relating to the Rights Offering included in the Registration Statement at the time of effectiveness or, if Rule 424(b) is applicable, filed pursuant to Rule 424(b) .

“Qualifying States” means those states where (i) the Corporation and GD Securities shall agree that the offer and sale of the securities under the Rights Offering shall be qualified or registered under the Blue Sky laws based on (1) there being within the state registered holders of a sufficient number of common shares receiving rights to justify the difficulty and expense of Blue Sky registration or qualification, and (2) GD securities being registered or licensed as a broker-dealer under the Blue Sky laws of the state, if required, and (ii) the Rights Offering is exempt from registration under such laws.

“Record Date” means o, 2001.

“Registration Statement” means the registration statement filed by the Corporation in accordance with the provisions of the Act with the Commission relating to the Rights Offering, as amended when it becomes effective.

“Rights” means the transferable rights to be issued to holders of Common Shares of record at the close of business on the Record Date entitling them to purchase Debentures pursuant to the Rights Offering.

“Rights Offering” means the offering of Rights and Debentures by the Corporation to be made by the Prospectus.

“Securites Regulators” means, collectively, the Commission and the applicable securities regulators in the states of the United States.

“Soliciting Dealer Group” has the meaning ascribed thereto in Section 2.3.

“Soliciting Dealer Fee” has the meaning ascribed thereto in Section 3.2.

“Subject Securities” means, collectively, the Rights, the Debentures, the Debenture Shares, the Compensation Warrants and the Compensation Shares.

“Subscription Agency Agreement” means the subscription agency agreement dated o, 2001, entered into between the Corporation and the Subscription Agent pursuant to which the Subscription Agent was appointed as agent to receive subscriptions and payments from holders of Rights.

“Subscription Agent” means Equity Transfer Services Inc., the subscription agent in respect of the Rights Offering.

“Subsidiary” means Radiant Aviation Services, Inc., a wholly-owned subsidiary of the Corporation incorporated under the laws of the State of New York.

“Supplementary Material” has the meaning ascribed thereto in Section 5.3.

“Trust Indenture” means the trust indenture to be dated o, 2001 and entered into between the Corporation, the Subsidiary, as guarantor, and the Trustee, as trustee, providing for the issue of the Debentures.

“Trustee” means Trust Company of Bank of Montreal.

                   All capitalized terms used, and not otherwise defined, in this Agreement shall have the meanings ascribed thereto in the Prospectus unless otherwise defined herein.

1.2               Number and Gender. Words importing the singular number only shall include the plural and vice versa, and words importing the use of one gender shall include all genders.

2.                 Appointment as Managing Dealer

2.1               Appointment. Upon and subject to the terms and conditions described herein, the Corporation hereby appoints GD Securities to act as a co-manager of the Rights Offering to solicit the exercise of the Rights for subscriptions for the Debentures by registered holders in the United States. GD Securities hereby accepts the foregoing appointment.

2.2               Co-Manager. GD Securities acknowledges that the Corporation has retained Brant to act as co-manager in respect of the Rights Offering and to solicit subscriptions for Debentures pursuant to the exercise of Rights by registered holders who are resident in jurisdictions other than the United States of America.

2.3               Soliciting Dealer Group. GD Securities may enter into appropriate sub-dealer arrangements with members of the National Association of Securities Dealers, Inc. (the “Soliciting Dealer Group”) to assist GD Securities in obtaining the exercise of the Rights. If the Soliciting Dealer Group is formed, GD Securities shall manage the Soliciting Dealer Group as and to the extent customary in the securities industry in the United States.

2.4               Covenants and Representations of GD Securities

        (1)       GD Securities agrees, and agrees to require the Soliciting Dealer Group to agree:

(a)	not to solicit the exercise of the Rights in any state of the United States other than a Qualifying State;

(b)	to comply with the provisions of the Applicable Securities Laws of the Qualifying States and the United States in connection with the solicitation of the exercise of the Rights; and

(c)	not to make, without the prior consent of the Corporation, any representations or statements concerning the Corporation or its business or operations other than those representations and statements contained in the Prospectus.

        (2)       GD Securities represents and warrants that it has full corporate power and authority to enter into this Agreement and to perform its obligations set out herein and that this Agreement has been duly authorized, executed and delivered by it, enforceable against it in accordance with its terms, subject to laws relating to creditors’ rights generally.

3.                 Compensation

3.1               Management Fee. In consideration of the services to be performed by GD Securities acting as the Corporation’s co-manager in connection with the Rights Offering, the Corporation agrees to pay to GD Securities at the time that the proceeds of the Rights Offering are disbursed by the Subscription Agent (the “Closing”) a fee (the “Management Fee”) equal to 1.5% of the gross proceeds received from the sale of Debentures under all Rights to holders having a registered address in the United States. Regardless of the number of Rights that are exercised, GD Securities will be paid a minimum of US$25,000 for Management Fee and Soliciting Dealer Fee.

3.2               Soliciting Dealer Fee

        (1)       In addition, on the Closing Date, the Corporation will pay a solicitation fee (the “Soliciting Dealer Fee”) to GD Securities, on behalf of itself and the Soliciting Dealer Group, equal to 6% of the gross proceeds received from the sale of Debentures upon the exercise of Rights by holders having a registered address in the United States of America. The entitlement of any member of the Soliciting Dealer Group to such fees shall be evidenced conclusively by the name of such member appearing in the blank space provided therefor on the face of the Rights certificate. For greater certainty, GD Securities shall be entitled to receive for its own account a Soliciting Dealer Fee in respect of Rights exercised by (i) by holders having a registered address in the United States, if such holders have not indicated a referring broker on their Rights certificates.

        (2)       No Soliciting Dealer Fee shall be payable in the case of subscriptions from officers, directors and employees of the Corporation, from any persons for whom any officer, director or employee acts as nominee, from Boeing Capital Services Corporation or its affiliates, or from Fred Olsen and Company and its affiliates.

3.3               Compensation Warrants. As additional compensation for the performance of its obligations hereunder, the Corporation will issue to GD Securities at the Closing compensation warrants (the “Compensation Warrants”) in the form of Schedule “A” hereto entitling GD Securities to purchase such number of Common Shares as is equal to 7% of the number of Common Shares issuable on exercise of the Debentures issued under the Rights Offering by holders having a registered address in the United States. The Compensation Warrants will expire on o, 2003 and will be exercisable at US$0.87 per share.

4.                 Costs and Expenses. All costs and expenses of or incidental to the Rights Offering including, without limitation, the fees and expenses of counsel for the Corporation, the cost of printing and delivering the certificates evidencing the Rights, the Debentures, the cost of printing the Prospectus, the cost of advertisements by or at the request of the Corporation, the reasonable fees and expenses of counsel to GD Securities, the cost of any mailings by the Corporation of materials related to the Rights Offering to shareholders of the Corporation and the expenses of qualifying the Rights Offering under Applicable Securities Laws, and the reasonable out-of-pocket expenses of GD Securities, shall be paid by the Corporation. Such amounts payable to GD Securities shall be paid by the Corporation whether or not the Rights Offering is successful and shall be paid immediately upon presentation of invoices therefor.

5.                 Qualification of Rights Offering

5.1               Compliance with Securities Laws. The Corporation shall, as soon as reasonably possible, and in any event by ______________, 2001, fulfil and comply with, to the satisfaction of GD Securities, all requirements as appropriate, which under Applicable Securities Laws must be fulfilled or complied with by the Corporation to enable the Rights to be lawfully distributed in the Qualifying States to holders of its Common Shares and for the Debentures issuable on the exercise of the Rights to be distributed in the United States to the holders of the Rights being exercised.

5.2               Deliveries on Execution of Agreement. The Corporation shall deliver to GD Securities contemporaneously with the execution and delivery of this Agreement or as soon as practicable thereafter:

(a)	copies of the Preliminary Prospectus and of the Prospectus;

(b)	copies of each other document required to be filed by the Corporation with the Securities Regulators in compliance with Applicable Securities Laws;

(c)	a comfort letter of the Corporation’s Auditors dated the date of the Prospectus, addressed to GD Securities in form and substance satisfactory to GD Securities, verifying certain financial information and accounting data contained in the Prospectus following a review conducted by the auditors to a date not more than three Business Days prior to the date of the Prospectus;

(d)	a copy of a letter from the CDNX addressed to the Corporation or its counsel confirming that the application to list the Common Shares issuable on the exercise of the Debentures and the Compensation Warrants on the CDNX has been conditionally accepted by such exchange subject only to the usual conditions relating to the filing of certain documentation and the payment of certain fees.

5.3               Supplementary Material. The Corporation shall also prepare and deliver promptly to GD Securities duly signed copies of any amendments or supplements to the Prospectus, together with copies of all other documents required to be filed by the Corporation under Applicable Securities Laws (collectively, the “Supplementary Material”). The Supplementary Material shall be in form and substance satisfactory to GD Securities.

5.4               Representations as to Prospectus and Supplementary Material. The delivery to GD Securities of the Preliminary Prospectus and the shall constitute a representation and warranty by the Corporation to GD Securities that at the time of such delivery all information and statements (except information and statements relating solely to or provided solely by GD Securities) contained therein are true and correct in all material respects and contain no misrepresentation and no untrue, false or misleading statements of a material fact, that no material facts or information have been omitted therefrom which are required to be stated therein or are necessary to make any statement or information contained therein not misleading in light of the circumstances in which they were made and that the information and statements contained therein and constitute full, true and plain disclosure of all material facts relating to the Corporation and the Subject Securities and that the Prospectus complies in all material respect with Applicable Securities Laws.

                   Such deliveries shall also constitute the Corporation’s consent to GD Securities’s use of the Prospectus and Supplementary Material by GD Securities or any members of the Soliciting Dealer Group in connection with the Rights Offering in compliance with the provisions of this Agreement.

6.                 Covenants of the Corporation

6.1               Receipts. The Corporation will advise GD Securities promptly after receiving notice thereof, of the time when the Prospectus, or any Supplementary Material, has been filed and receipts therefor have been obtained and will provide evidence satisfactory to GD Securities of each such filing and the issuance of receipts.

6.2               Regulatory Action. The Corporation will advise GD Securities promptly after receiving notice, or obtaining knowledge thereof, of:

(a)	the issuance by any Securities of any stop order preventing or suspending the use of the Prospectus or any amendment or supplement thereto;

(b)	the suspension of the qualification of the Subject Securities in any of the United States;

(c)	the institution, threatening or contemplation of any proceedings for any such purpose; or

(d)	any requests made by any Securities Regulators for amending or supplementing the Prospectus or any Supplementary Material.

                   The Corporation will use its best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the withdrawal thereof as quickly as possible.

6.3               Execution of Documents. The Corporation will take all steps necessary to authorize the execution and delivery of the Documents and to allot and reserve for issuance the Common Shares issuable on the exercise of the Debentures and the Compensation Warrants upon due exercise thereof in accordance with their respective terms so that the Common Shares issuable pursuant thereto will be validly issued as fully paid and non-assessable shares.

6.4               Guarantee. The Corporation shall cause the Subsidiary to provide a full and unconditional guarantee of amounts owing under the Debentures, including the payment of the principal amount of, interest on, and any additional amounts under, the Debentures pursuant to the Trust Indenture.

6.5               Material Changes During Distribution. During the period from and including the date hereof to the Expiry Date, the Corporation shall promptly notify GD Securities in writing of the particulars of:

(a)	any material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the management, control, business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Corporation and the Subsidiary taken as a whole;

(b)	any change in any material fact contained in the Prospectus or any Supplementary Material, which change is or may be, of such a nature as to render any statement in the Prospectus or Supplementary Material misleading or untrue or which would result in a misrepresentation in the Prospectus or Supplementary Material, or which would result in the Prospectus or Supplementary Material not complying with any Applicable Securities Laws;

(c)	any material fact that has arisen which would have been required to have been stated in the Prospectus had the fact arisen on or prior to, the date of the Prospectus;

(d)	any request of any of the Securities Regulators for any amendment to the Preliminary Prospectus or the Prospectus or for any additional information relating thereto; and

(e)	the issuance by any of the Securities Regulators or by any other competent authority of any order to cease trading of any securities of the Corporation or of the institution or threat of institution of any proceedings for that purpose.

In any such case, the Corporation shall promptly, and in any event, within any applicable time limitation, comply with all applicable filing and other requirements under Applicable Securities Laws as a result of such change; provided that the Corporation shall not file any Supplementary Material or other document without first obtaining from GD Securities the approval of GD Securities, after consultation with GD Securities with respect to the form and content thereof. The Corporation shall, in good faith, discuss with GD Securities any fact or change in circumstances (actual, anticipated, contemplated or threatened, whether financial or otherwise) which is of such a nature that there is reasonable doubt as to whether notice in writing need be given to GD Securities pursuant to this Section 6.5.

6.6               Due Diligence Investigation. The Corporation shall allow GD Securities to participate fully in the preparation of the Prospectus and any Supplementary Material and to conduct all due diligence investigations which GD Securities may reasonably require.

6.7               Shareholders List. As soon as practicable following the Record Date, the Corporation shall deliver to GD Securities a copy of the shareholder register of the Corporation as at the Record Date.

6.8               Commercial Copies of Prospectus. The Corporation shall have made available to GD Securities at the offices of GD Securities in Stamford, Connecticut within two business days of mailing the Prospectus, or any supplement or amendment thereto, to shareholders of the Corporation a reasonable number of commercial copies of the Prospectus, or any supplement or amendment thereto, as requested by GD Securities.

6.9               Closing Documents. At the Closing Date, the Corporation shall deliver to GD Securities the following documents, each dated as of the Closing Date:

(a)	a certificate dated the Closing Date signed on its behalf by any two officers of the Corporation certifying that to the knowledge of the persons signing the certificate, no order ceasing or suspending trading in any class of shares of the Corporation or prohibiting the distribution of or trading in the Rights or the sale of Debentures has been issued by any Securities Regulators and no proceedings for such purpose are pending or threatened;

(b)	a favorable legal opinion on behalf of the Corporation by the Corporation’s Counsel with respect to all such matters as GD Securities may reasonably request, including, without limitation, (i) as to the due incorporation, valid existence, corporate capacity, qualification to carry on business, reporting issuer status and authorized capital of the Corporation, (ii) as to the due authorization, execution, delivery and enforceability of the Documents, (iii) as to the creation, issuance and distribution or sale of the Rights and Debentures, (iv) that the attributes of the Rights, the Debentures and Common Shares are consistent with the description thereof in the Prospectus, and (v) as to conformity of the Registration Statement and the Prospectus with Act and that nothing which came to their attention in the course of their representation of the Corporation caused them to believe that the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements made, in the light of the circumstances under which they were made, not misleading; and

(c)	such other certificates, statutory declarations, opinions, agreements and other materials that are customary in transactions of this nature, in form and substance satisfactory to GD Securities as it may reasonably request.

7.                  Representations and Warranties

7.1               The Corporation hereby represents and warrants to GD Securities as follows:

        (1)       Status. Each of the Corporation and the Subsidiary is a company duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation.

        (2)       Corporate Authority - Corporation. The Corporation has all requisite corporate power and authority to carry on the business now carried on by it, to own and lease the properties used in its business, to enter into the Documents, to create, issue and sell the Subject Securities in accordance with the provisions of this Agreement and to carry out all the terms and provisions of the Documents to be carried out by it.

        (3)       Corporate Authority – Subsidiary. The Subsidiary has all requisite corporate power and authority to carry on the business now carried on by it, to own and lease the properties used in its business, to enter into the Trust Indenture, to guarantee the Debentures in accordance with the provisions of the Trust Indenture and to carry out all the terms and provisions thereof to be carried out by it.

        (4)       Share Capital. The authorized capital of the Corporation consists of an unlimited number of Common Shares of which, as of the date hereof, 14,026,665 Common Shares (and no more) are validly issued and outstanding as fully paid and non-assessable.

        (5)       Subsidiary – Ownership. The Corporation is the registered and beneficial owner of all of the issued and outstanding shares of the Subsidiary free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever except as disclosed in the Prospectus and no person has any agreement, option, right or privilege (whether pre-emptive or contractual) for the purchase of all or any part of such securities and all such securities have been validly issued and are fully paid and non-assessable.

        (6)       Reporting Issuer. The Corporation is and has been a reporting issuer under the Exchange Act and is not in default of any requirements of the Exchange Act; and no material change relating to the Corporation has occurred with respect to which the requisite material change report has not been filed under the Exchange Act and no such disclosure has been made on a confidential basis.

        (7)       Options, etc. Except as otherwise disclosed in the Prospectus, no person has any agreement, option, right or privilege (whether pre-emptive or contractual) for the purchase, subscription or issuance of Common Shares or other securities of the Corporation or of the Subsidiary.

        (8)       Corporate Authorization. All necessary corporate action has been taken on the part of the Corporation and, in respect of the Trust Indenture by the Subsidiary, to:

(a)	authorize the execution, delivery and performance of the Documents;

(b)	issue, sell (as the case may be), and deliver the Subject Securities in accordance with the terms hereof; and

(c)	to carry out all of the terms and provisions thereof.

        (9)       Enforceability of Documents. Each of the Documents has been, or will on the Closing Date be, duly authorized, by all necessary corporate action on the part of the Corporation (and, in respect of the Trust Indenture by the Subsidiary), has been, or will have been, duly executed and delivered by the Corporation and the Subsidiary and constitutes, or will constitute when executed, legal, valid and binding obligations of the Corporation and the Subsidiary, as the case may be, enforceable against it, in accordance with its terms except that:

(a)	the enforcement thereof may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally;

(b)	rights of indemnity, contribution and waiver of contribution thereunder may be limited under applicable law, and

(c)	equitable remedies, including, without limitation, specific performance and injunctive relief, may be granted only in the discretion of a court of competent jurisdiction.

        (10)       Governmental Approvals, etc. No consent, approval, authorization, order or filing of or with any court or governmental agency or body of United States or Canada, , or any other jurisdiction is required by the Corporation for the execution and delivery of and the performance by the Corporation, or by the Subsidiary, of its obligations thereunder, except that which may be required under Applicable Securities Laws or the by-laws, rules and regulations of the CDNX which will be obtained prior to the Closing Date;

        (11)       Effect on Other Agreements and Constating Documents, etc. The execution and delivery of the Documents and the performance of the obligations thereunder do not and will not result in a breach of and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of, and do not and will not conflict with:

(a)	any statute, rule or regulation of any governmental authority which is applicable to the Corporation or the Subsidiary;

(b)	any mortgage, note, indenture, contract or agreement (written or oral), instrument, lease or other document to which the Corporation or the Subsidiary is a party or which it is bound;

(c)	any judgment, decree or order binding on the Corporation and the Subsidiary or their property or assets; and

(d)	the constating documents, by-laws of the Corporation or the Subsidiary or resolutions passed or consented to by the directors or shareholders of the Corporation or the Subsidiary.

        (12)       Legal Proceedings. Except as disclosed in the Prospectus, there are no actions, proceedings or investigations pending or threatened against, or affecting the Corporation or the Subsidiary at law or in equity, or before or by any federal, provincial, municipal or other governmental department, commission, board or agency, domestic or foreign, which might reasonably be expected to materially adversely affect or result in any material change in the business, condition, earnings, affairs or prospects (financial or otherwise), of the Corporation and the Subsidiary, or their properties or assets, which questions the validity of any action taken or to be taken by the Corporation or by the Subsidiary pursuant to or in connection with this Agreement or as contemplated by the Prospectus.

        (13)       Financial Statements. The consolidated financial statements of the Corporation and the notes thereto contained in the Prospectus have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis (except to the extent noted therein) and fairly, completely and accurately reflect the financial position and the results of operations of the Corporation and the Subsidiary taken as a whole as at the applicable dates and for the periods referred to therein.

        (14)       Absence of Changes. Except as disclosed in the Prospectus and any Supplementary Material, there has not been:

(a)	any material change actually anticipated, contemplated or threatened in the business, prospects, condition (financial or otherwise) or results of the operations capital, assets, liabilities or obligations of and (absolute, accrued, contingent or otherwise) of the Corporation and the Subsidiary and;

(b)	any transaction entered into by the Corporation or the Subsidiary, other than those in the ordinary course of business, which is material to the Corporation;

        (15)       Taxes. Each of the Corporation and the Subsidiary has filed all necessary tax returns and notices and has paid all applicable taxes of whatever nature for all tax years to the date hereof to the extent such taxes have become due and the Corporation is not aware of any tax deficiencies or interest or penalties accrued or accruing thereon with respect to itself where, in any of the above cases it might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Corporation and the Subsidiary taken as a whole.

        (16)       No Brokers. Except as disclosed in the Prospectus, no person, firm or corporation acting or purporting to act for the Corporation is entitled to any brokerage or finder's fee in connection with this Agreement or the transactions contemplated herein.

        (17)       Conduct of Business. Each of the Corporation and the Subsidiary has conducted and is conducting its business in compliance in all material respects with all applicable laws, by-laws, rules and regulations of each jurisdiction in which its business is carried on and holds all material licenses, registrations, permits, consents or qualifications required in order to enable its business to be carried on as now conducted, and all such licences, registrations, permits, consents and qualifications are valid and subsisting and in good standing and do not contain any provision, condition or limitation which has a material adverse effect on the operation of the business as now conducted; and the Corporation is not aware of any laws, rules or regulations or of the terms of any such licences, registrations or qualifications presently in force or proposed to be brought into force by any governmental or regulatory authority with which the Corporation anticipates that it or Subsidiary will be unable to comply without materially adversely affecting its business.

        (18)       Trading in Securities. No order ceasing or suspending trading in securities of the Corporation or prohibiting the sale of the Subject Securities or the trading of any of the Corporation’s issued securities has been issued and remains outstanding and no proceedings for this purpose have been instituted, or are, to the knowledge of the Corporation, pending, contemplated or threatened.

        (19)       Dividends. The Corporation has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its shares or securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares or securities or agreed to do any of the foregoing.

        (20)       Material Facts and Changes. The Corporation has not withheld, and will not withhold, from GD Securities during the period ending with completion of the distribution of the Subject Securities, any material facts or material changes relating to the Corporation.

        (21)       Interest of Insiders. To the best of the knowledge of the Corporation, other than as set forth in the Prospectus, none of the directors or officers of the Corporation or any associate or affiliate of any of the foregoing had, has or intends to have any material interest, direct or indirect, in the transactions contemplated by this Agreement or in any proposed material transaction with the Corporation which, as the case may be, materially affects, is material to or will materially affect the Corporation.

        (22)       Sale of Property. Other than as disclosed in the Prospectus, during the last three years neither the Corporation nor the Subsidiary has approved, is contemplating or has entered into any agreement in respect of:

(a)	the purchase of any material property or any material interest therein or the sale, transfer or other disposition of any material property or any material interest therein currently owned, directly or indirectly, by the Corporation or the Subsidiary whether by asset sale, transfer of shares, or otherwise;

(b)	the change of control (by sale or transfer of shares or sale of all or substantially all of the assets of the Corporation or the Subsidiary or otherwise) of the Corporation, or

(c)	a proposed or planned disposition of shares by any shareholder who owns, directly or indirectly, 5% or more of the issued and outstanding shares of the Corporation.

        (23)       Use of Proceeds. The net proceeds from the issue of Debentures will be used as set forth under the heading "Use of Proceeds" in the Prospectus.

        (24)       Compliance with Laws. The Prospectus, together with any Supplementary Material, provides or will provide full, true and plain disclosure of all material facts relating to the Corporation and the Subsidiary, to the Subject Securities as required by the Applicable Securities Laws and the Prospectus together with any Supplementary Materials does not and will not contain any misrepresentation, provided that the foregoing representation warranty and covenant of the Corporation shall not apply to the matters relating to GD Securities.

        (25)       Minute Books. The corporate records and minute books of the Corporation and the Subsidiary which have been made available to GD Securities and its counsel for review contain, in all material respects, complete and accurate minutes of all meetings of the directors and shareholders, and signed copies of all resolutions and by-laws passed or confirmed by the directors and shareholders of the Corporation and the Subsidiary.

        (26)       Disclosure Documents. The Disclosure Documents complied and will comply in all material respects with the provisions of the Act. The information and statements contained in the Disclosure Documents are true and correct in all material respects. The Disclosure Documents do not contain any untrue statement of a material fact and do not omit to state a material fact that is required to be stated or that is necessary to be made to make the statements therein not misleading in the light of the circumstances in which they are made.

        (27)       No Breach of Contracts. The Corporation and the Subsidiary are not and will not be at Closing:

(a)	in breach or violation of any of the terms or provisions of, or default under (whether after notice or lapse of time or both), any material indenture, mortgage, deed of trust, loan agreement or other agreement (written or oral) or instrument to which it is a party or by which it is bound or to which any instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, which breach, violation or default or the consequences thereof would, alone or in the aggregate, result in an adverse material change to the Corporation or the Subsidiary; or

(b)	in violation of the provisions of its articles, by-laws or resolutions or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties or any judgment, decree or order binding the Corporation or the Subsidiary or its property or assets, which violation or the consequences thereof would, alone or in the aggregate, result in an adverse material change to the Corporation or the Subsidiary.

        (28)       Intellectual Property. Each of the Corporation, and the Subsidiary, owns or possesses adequate and enforceable rights to use all trademarks, trademark applications, trade names, copyrights, copyright applications, patents, licenses, know-how and other similar rights and proprietary knowledge (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses. Neither the Corporation nor the Subsidiary has received any notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property; and

        (29)       Investment Company Act. Neither the Corporation nor any of its subsidiaries is, and after giving effect to the offering and sale of the Subject Securities and the application of the proceeds thereof as described in the Prospectus none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

        (30)       Public Utility Holding Company Act. Neither the Corporation nor any of its subsidiaries is a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        (31)       Margin Rules. Neither the issuance, sale and delivery of the Subject Securities nor the application of the proceeds thereof by the Corporation as described in the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

        (32)       Independent Accountants. The Corporation’s Auditors, who have certified certain financial statements of the Corporation and its subsidiaries, are independent public accountants with respect to the Corporation and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.

        (33)       Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

8.1               Survival. All representations and warranties herein contained or in any other documents or certificates submitted pursuant to or in connection with the transactions herein referred to shall survive completion of the Rights Offering and shall continue thereafter to have full force and effect (regardless of any investigation by GD Securities or on its behalf) for a period of one year from the Expiry Date.

8.                 8. Indemnities

8.1               Indemnity. The Corporation hereby covenants and agrees to protect, indemnify and hold harmless GD Securities, each member of the Soliciting Dealer Group, their affiliates and each of their directors, officers, employees, shareholders and agents, and each person who controls any such person, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (individually, an “Indemnified Party” and, collectively, the “Indemnified Parties”) from and against any and all expenses, losses (other than loss of profits or consequential damages), claims, actions, damages or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims), and the reasonable fees and expenses of its counsel that may be incurred in advising with respect to and/or defending any claim that may be made against an Indemnified Party, to which the Indemnified Party may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based or incur caused by or arising directly or indirectly by reason of:

(a)	any information or statement (except any information or statement relating solely to GD Securities) contained in the Prospectus or any Supplementary Material being, or being alleged to be, a misrepresentation;

(b)	any breach of or default, or alleged breach or default, under any representation, warranty, covenant or agreement of the Corporation in this Agreement or in any covenant or other document of the Corporation delivered pursuant hereto or made by the Corporation in connection with the distribution by the Corporation of the Subject Securities;

(c)	any order made, or any inquiry, investigation or proceeding threatened or commenced, by any securities commission or other competent authority based upon an allegation that any such misrepresentation exists (other than one which relates solely to GD Securities) which restricts or prevents trading in or distribution of the Subject Securities;

(d)	the Corporation's failure to comply with any requirement of any securities legislation or regulatory requirements of the United States in connection with the Rights Offering; and

(e)	the performance of the services by GD Securities under this Agreement,

provided, however, that this indemnity shall not apply to the extent that a court or competent jurisdiction in a final judgment that has become non-appealable shall determine that:

(f)	the Indemnified Party has been grossly negligent or dishonest or have committed any fraudulent act in the course of such performance; and

(g)	the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by the gross negligence, dishonesty or fraud of the Indemnified Party.

8.2               Notification of Claim. If any action or claim shall be asserted against an Indemnified Party in respect of which indemnity may be sought from the Corporation pursuant to the provisions hereof, or if any potential claim contemplated by this section shall come to the knowledge of an Indemnified Party, the Indemnified Party shall promptly notify the Corporation in writing of the nature of such action or claim (provided that any failure to so notify shall not affect the Corporation’s liability under this paragraph unless such delay has prejudiced the defense to such claim) and will provide copies of all relevant documentation to the Corporation. The Corporation shall be entitled but not obliged to participate in or assume the defense thereof, provided, however that the defense shall be through legal counsel acceptable to the Indemnified Party, acting reasonably. In addition, the Indemnified Party shall also have the right to employ separate counsel in any such action and participate in the defense thereof, and the fees and expense of such counsel shall be paid by the Corporation if (i) the employment thereof has been specifically authorized in writing by the Corporation; (ii) the Indemnified Party has been advised by counsel, that representation of the Corporation and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them; or (iii) the Corporation has failed within a reasonable time after receipt of such written notice to assume the defense of such action or claim. It is understood and agreed that the Corporation shall not in connection with any suit in the same jurisdiction, be liable for the legal fees and expenses of more than one separate legal firm to represent the Indemnified Parties. Neither party shall effect any settlement of any such action or claim or make any admission of liability without the written consent of the other party, such consent not to be unreasonably withheld or delayed. The indemnity hereby provided for shall remain in full force and effect for the period specified in Section o hereof and shall not be limited to or affected by any other indemnity in respect of any matters specified in this section obtained by the Indemnified Party from any other person.

8.3               Right of Indemnity in Favour of Others. To the extent that any Indemnified Party is not a party to this Agreement, GD Securities shall obtain and hold the right and benefit of this section in trust for and on behalf of such Indemnified Party.

8.4               Waiver. The Corporation hereby waives its right to recover contribution from GD Securities with respect to any liability of the Corporation by reason of or arising out of any misrepresentation contained in the Prospectus or in any Supplementary Material; provided however, that such waiver shall not apply in respect of liability caused or incurred by reason of or arising out of any misrepresentation which is based upon or results from information relating solely to GD Securities contained in such document.

8.5               Personal Jurisdiction. The Corporation hereby consents to personal jurisdiction and service and venue in the courts of the State of Connecticut only in which any claim which is subject to indemnification hereunder which is brought against GD Securities or any Indemnified Party and to the assignment of the benefit of this section to any Indemnified Party for the purpose of enforcement provided that nothing herein shall limit the Corporation’s right or ability to contest the appropriate jurisdiction or forum for the determination of any such claims.

9.                 Contribution. In the event that, for any reason, the indemnity provided for in Section 8 hereof is illegal or unenforceable, GD Securities and the Corporation shall contribute to the aggregate of all losses, claims, costs, damages, expenses or liabilities (except loss of profits or consequential damages) of the nature provided for in Section 8 hereof such that GD Securities shall be responsible for that portion represented by the percentage that the Management Fee paid to GD Securities bears to the gross proceeds from the Rights Offering and the Corporation shall be responsible for the balance. Notwithstanding the foregoing, a person guilty of fraudulent misrepresentation shall not be entitled to contribution from any other party. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this section, notify such party or parties from whom contribution may be sought. In no case shall such party from whom contribution may be sought be liable under this Agreement unless such notice shall have been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this section. The right to contribution provided in this section shall be in addition and not in derogation of any other right to contribution which GD Securities may have by statute or otherwise by law.

10.                  Termination Rights

10.1               Right to Terminate. GD Securities shall be entitled, at its option, to terminate all of its obligations under this Agreement by notice to that effect delivered to the Corporation prior to the Expiry Date if:

(a)	a material change, actual, proposed or prospective (whether factual or otherwise), in the business, affairs, operations, assets, liabilities (contingent or otherwise), prospects, or capital of the Corporation occurs or is announced by the Corporation;

(b)	there is an event, accident, governmental law or regulation or other occurrence of any nature which, in the opinion of GD Securities, seriously affects, or will seriously affect the financial markets, or the business of the Corporation or the ability of GD Securities to perform its obligations under this Agreement, or an investor’s decision to purchase the Subject Securities;

(c)	following a consideration of the history, business, products, property or affairs of the Corporation or its principals, or of the state of the financial markets in general, or the state of the market for the Corporation’s securities in particular, GD Securities determines, in its sole discretion, that it is not in the interest of holders of the Rights to complete the Rights Offering;

(d)	an inquiry or investigation (whether formal or informal), in relation to the Corporation or the Corporation's directors or officers, is commenced or threatened by an officer or official of any competent authority;

(e)	any order to cease trading (including communicating with persons in order to obtain expressions of interest) in the securities of the Corporation is made by a competent regulatory authority and that order is still in effect;

(f)	the Corporation is in breach of any term of this Agreement; or

(g)	GD Securities determines that any of the representations or warranties made by the Corporation in this Agreement is untrue in any material respects.

10.2               Exercise of Termination Rights. If GD Securities terminates this Agreement pursuant to this section, there shall be no further liability on the part of GD Securities or of the Corporation to GD Securities except in respect of any liability which may have arisen or may thereafter arise under Sections 4 and 8 hereof. The right of GD Securities to terminate its obligations under this Agreement is in addition to such other remedies as they may have or have in respect of any default, act or failure to act of the Corporation in respect of any of the matters contemplated by this Agreement.

11.                 Breach of Agreement Any breach of, or failure by the Corporation to comply with, any term or condition of this Agreement shall entitle GD Securities to terminate its obligations hereunder by notice to that effect given to the Corporation prior to the Expiry Date, and there shall be no further liability on the part of the Corporation or GD Securities, except in respect of any liability which may have arisen or may thereafter arise under Sections 4 and 8 hereof. GD Securities may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to its rights in respect of any other terms and conditions or any other or subsequent breach or non-compliance provided, however, that any waiver or extension must be in writing and signed by GD Securities in order to be binding upon it.

12.                 Notices. Any notices, approvals and statements that may be required or desired to be given hereunder or pursuant hereto may be given in writing by telecopy or by hand delivery, postage or charges prepaid, and addressed:

if to the Corporation, at:

Radiant Energy Corporation 40 Center Drive Orchard Park New York, NY 14127

Attention: Mr. Bruce R. Nobles, President and Chief Executive Officer Facsimile:

If to GD Securities, at:

Giordano DellaCamera Securities LLC

Attention: Facsimile:

13.                 Entire Agreement. The provisions herein contained constitute the entire agreement between the parties hereto and supersede all previous communications, representations, understandings and agreements between the parties with respect to the subject matter hereof whether verbal or written. If any provision of this Agreement shall be adjudged by a court of competent jurisdiction to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity, enforceability or operation of any other provision hereof.

14.                 Counterparts. This Agreement may be executed in any number of counterparts and may be executed by facsimile, all of which when taken together shall be deemed to be one and the same document and not withstanding the actual date of execution of each counterpart, this Agreement shall be deemed to be dated as of the date first above written.

15.                 General. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware applicable therein and time shall be of the essence hereof.

16.                  Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

17.                  Registration. The Corporation will, on one occasion, upon the request of GD Securities, register under the Act the resale of the Compensation Shares acquired by GD Securities, provided that (1) GD Securities intends to sell under the registration not less than 20,000 of the Compensation Shares; and (2) the exemption provided by Rule 144(k) under the Act is not then applicable to sales of the Compensation Warrants. The Corporation’s obligation to register such resale may be suspended for a period of not more than 90 days if, in the reasonable good faith judgment of the Board of Directors, there is any material matter concerning the Corporation which has not been disclosed to the public and which it would not be in the best interest of the Corporation and its shareholders to disclose to the public during that time. All expenses of such registration shall be borne by the Corporation (other than brokers fees and commissions). The Corporation shall:

(a)	prepare and file with the Commission a registration statement and use commercially reasonable efforts to cause the registration statement to become effective. At least ten five (5) business days before filing the registration statement or prospectus or at least three (3) business days before filing any amendments or supplements thereto, the Corporation will furnish to GD Securities’ copies of all documents proposed to be filed for that counsel’s review and approval, which approval shall not be unreasonably withheld or delayed;

(b)	immediately notify GD Securities of any stop order threatened or issued by the Commission and take all actions reasonably required to prevent the entry of a stop order or if entered to have it rescinded or otherwise removed;

(c)	prepare and file with the Commission such amendments and supplements to the registration statement and the corresponding prospectus necessary to keep the registration statement effective and comply with the provisions of the Act with respect to the disposition of all securities covered by the registration statement in accordance with the intended methods of disposition as set forth in the registration statement;

(d)	furnish to GD Securities a sufficient number of copies of the registration statement, each amendment and supplement thereto (in each case including all exhibits), the corresponding prospectus (including each preliminary prospectus), and such other documents GD Securities may reasonably request to facilitate the disposition of the Compensation Shares;

(e)	use its best efforts to register or qualify the Compensation Shares under securities or blue sky laws of jurisdictions in the United States of America as GD Securities reasonably requests and do any and all other reasonable acts and things that may be necessary or advisable to enable GD Securities to consummate the disposition of the Compensation Shares in such jurisdiction; provided, however, that the Corporation shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process;

(f)	notify GD Securities, at any time when a prospectus is required to be delivered under the Act, of any event as a result of which the prospectus or any document incorporated therein by reference contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which such statements were made, and prepare a supplement or amendment to the prospectus or any such document incorporated therein so that thereafter the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which such statements were made;

(e)	cause all registered Compensation Shares to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed;

(h)	cooperate with GD Securities to facilitate the timely preparation and delivery of certificates representing Compensation Shares to be sold and not bearing any restrictive legends and in such denominations and registered in such names as GD Securities may request;

(i)	take all other steps reasonably necessary to effect the registration and resale of Compensation Shares contemplated hereby.

                   If the foregoing is acceptable to the Corporation, please signify such acceptance on the duplicate copies of this letter and return such duplicate copies to GD Securities (Attention: Mr), which accepted offer shall constitute the contract between the Corporation and GD Securities.

Yours very truly, GIORDANO DELLACAMERA SECURITIES By: _________________________________

The terms and conditions of the attached Agreement are hereby accepted and agreed to us.

RADIANT ENERGY CORPORATION

By:_________________________________